UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FactorShares 2X: S&P500 Bull/TBond Bear

(Exact name of registrant as specified in its charter)

Delaware	80-0561294

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Factor Capital Management, LLC
1 Penn Plaza, 36th Floor, New York, NY	10119

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Units of Beneficial Interest	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-164754 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     A description of registrant’s securities to be registered is set forth under the caption “Description of the Shares” in the registrant’s registration statement on Form S-1 (File No. 333-164754) filed with the Securities and Exchange Commission on February 8, 2010, as thereafter amended (the “Registration Statement”), which is incorporated herein by reference. The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

     Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the NYSE Arca, Inc., and the Shares registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 22, 2011.

FactorShares 2X: S&P500 Bull/TBond Bear

By: Factor Capital Management, LLC, its
Managing Owner

By:	/s/Stuart Rosenthal

Name: Stuart Rosenthal
Title: Chief Executive Officer